LOAN AGREEMENT
                                 --------------

         THIS LOAN AGREEMENT is made and entered into as of the 22nd day of April, 1999, by and between PALLET MANAGEMENT SYSTEMS, INC., a Florida corporation, PALLET RECYCLING TECHNOLOGIES, INC., a Delaware corporation, ABELL LUMBER CORPORATION, a Virginia corporation d/b/a PALLET MANAGEMENT SYSTEMS, PALLET MANAGEMENT SYSTEMS OF ALABAMA, INC., an Alabama corporation, and PALLET MANAGEMENT SYSTEMS OF ILLINOIS, INC., an Illinois corporation (all of the above set forth entities hereinafter individually and collectively referred to as "Borrower" or "Borrowers"), and NATIONAL BANK OF CANADA, a Canadian Chartered Bank (hereinafter referred to as "Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrowers desire to obtain extensions of credit of up to Ten Million and 00/100 Dollars ($10,000,000.00) from the Lender, consisting of a revolving line of credit in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) (the "Loan"), the proceeds of which shall be used to refinance existing indebtedness and to provide working capital for the support of accounts receivables and inventory of Borrowers; a term loan in the principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Term Loan"), the proceeds of which shall be used to finance existing machinery and equipment of Borrowers; and, a CAPEX line/term loan in the maximum principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the "CAPEX Line/Term Loan"), the proceeds of which shall be used to partially finance future machinery and equipment expenditures of Borrowers, and Lender is agreeable to effectuating the Loans (as defined herein) up to such amounts, subject to the terms and provisions set forth herein.

         NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the loans or extensions of credit heretofore, now or hereafter made or to be made to or for the benefit of the Borrower by the Lender, the parties do hereby agree as follows:

                                    Article 1
                            RECITALS AND DEFINITIONS

         1.1 Recitals. The foregoing recitals are acknowledged by the parties to be true and correct, and are incorporated herein by reference.

         1.2 Definitions. As used in this Agreement, the terms listed below shall have the following meanings:

         (a) "Advance": A disbursement by the Lender of a portion of the Loan proceeds to refinance existing indebtedness and to provide working capital for the support of accounts receivables and inventory of the Borrower.

         (b)      "Agreement" or "Loan Agreement":  This Loan Agreement.


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         (c) "Borrowers": PALLET MANAGEMENT SYSTEMS, INC., a Florida
corporation, PALLET RECYCLING TECHNOLOGIES, INC., a Delaware corporation, ABELL LUMBER CORPORATION, a Virginia corporation d/b/a PALLET MANAGEMENT SYSTEMS, PALLET MANAGEMENT SYSTEMS OF ALABAMA, INC., an Alabama corporation, and PALLET MANAGEMENT SYSTEMS OF ILLINOIS, INC., an Illinois corporation.

         (d) "Borrower Security Agreement": A Security Agreement from Borrower to Lender securing the Notes and all other obligations and indebtedness of Borrower to Lender, which is a valid first lien on all of each Borrower's accounts, accounts receivable, inventory, chattel paper, general intangibles, fixtures, furniture, instruments, equipment and personal property now owned or hereafter acquired by Borrower and all proceeds of the foregoing.

         (e) "Borrowers' Counsel Opinion Letter": A letter from Borrowers' Florida Counsel, a letter from Borrowers' Delaware Counsel, a letter from Borrowers' Virginia Counsel, a letter from Borrowers' Alabama Counsel and a letter from Borrowers' Illinois Counsel in form and substance satisfactory to Lender and Lender's Counsel, opining as to certain matters concerning the Loans.

         (f) "Business Days": Days upon which the Lender is open for normal business.

         (g) "CAPEX Line/Term Loan": A CAPEX Line/Term Loan in the principal amount of up to Four Million and 00/100 Dollars ($4,000,000.00) from Lender to Borrowers.

         (h) "CAPEX Line/Term Note": A CAPEX Line/Term Loan Promissory Note in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) from Borrowers to Lender of even date herewith and any modifications, amendments or renewals thereof, evidencing the CAPEX Line/Term Loan.

         (i) "Cash Collateral Account". A cash collateral account pledged by Borrower in favor of Lender, into which all collections shall be remitted from a lockbox account into which Borrowers' account debtors remit all payments, which collections shall be applied against the Loan, the Term Loan and the CAPEX Line/Term Loan facility balances in accordance with the terms and provisions of the Security Cash Collateral Account and Lockbox Agreement. The Borrowers shall not have access to the Lockbox(s) or the Cash Collateral Account.

         (j) "Closing": The time of the execution and delivery of this Agreement by Borrower and Lender.

         (k) "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable Department of Treasury regulations thereunder.

         (l) "Conversion Date": The 22nd day of April, 2000.

         (m) "Credit Facility Letter": That certain credit facility letter dated April 1, 1999 executed by Lender and Borrowers.

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         (n) "Dollars" or "$": United States Dollars.

         (o) "Due Diligence": A due diligence review and investigation of the Borrowers by the Lender, including without limitation, a field examination of each Borrower's books and records, as well as its business plans and products, and, financial projections of Borrower for the term of the Loans, together with any other matters which Lender wishes to investigate and review, which must result in findings satisfactory to Lender, in Lender's sole and absolute discretion.

         (p) "Eligible Inventory": All inventory of raw materials and finished goods then owned by the Borrower and held for sale in the ordinary course of business as then conducted. However, Eligible Inventory shall not include any item of inventory that: (i) is not in good condition or of merchantable quality;
(ii) is defective or does not meet the established specifications of the Borrower for its type; (iii) is obsolete or infrequently sold (unless the subject of a current purchase order); (iv) together with other items of its type exceed reasonably expected sales over the next 12 months by more than 50%; (v) is held by any person other than a Borrower or a party to a bailment agreement with the Lender (in such form and substance as may be acceptable to the Lender);
(vi) is located at any location other than each Borrower's principal place of business; (vii) is located on any leased premises where the landlord is not a party to a waiver and access agreement with the Lender (in such form as may be acceptable to the Lender); (viii) is located at any location outside the United States of America; (ix) is subject to any prior lien, encumbrance or claim so that the Lender does not hold a perfected first priority security interest in the inventory; (x) is the subject of any financing statement, lien or other encumbrance other than in favor of the Lender; or (xi) is the subject of any other person's claim of ownership, whether legal, beneficial or otherwise. Eligible Inventory shall exclude any inventory on which the Lender, for any reason, does not hold a perfected security interest subject to no prior liens or claims. In addition, Lender has the right to deem any inventory as ineligible for lending purposes if it is not in the Lender's judgment adequately documented by the Borrower's books and records or if the Lender otherwise deems such inventory as ineligible for any reason, as determined by Lender in its sole and absolute discretion.

         (q) "Eligible Receivables": Accounts receivable of Borrower which are accounts receivable arising out of sales of tangible personal property made by Borrower in the ordinary course of its business, which are no more than sixty
(60) days old from its original due date and no more than ninety (90) days old from its original invoice date, according to the original terms of sale, and, the payment of which is not in dispute and in which the Lender has a first priority security interest; provided however, that if fifty percent (50%) or more of the Receivables from any account debtor are more than sixty (60) days old from the original due date and more than ninety (90) days old from the original invoice date, all of said account debtor's Receivables shall be deemed ineligible. Notwithstanding the last sentence as to Eligible Receivables, the Eligible Receivables from Chep only, shall be defined as accounts receivable of Borrower which are accounts receivable arising out of sales of tangible personal property made by Borrower in the ordinary course of its business, which are not more than thirty (30) days old from its original due date and no more than sixty
(60) days old from its original invoice date, according to the original terms of sale, and, the payment of which is not in dispute and in which the Lender has a first priority security interest ("Chep Eligible Receivables"); provided however, that if fifty percent (50%) or more of the Receivables from Chep


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are more than thirty (30) days old from the original due date and more than sixty (60) days old from the original invoice date, all of Chep's Receivables shall be deemed ineligible. The Lender may treat any Receivable as ineligible
(i) if any warranty contained in this or any related agreement is breached with respect thereto; (ii) if the customer or account debtor has disputed liability or made any claim with respect to the Receivable or the merchandise covered thereby or with respect to any other Receivable due from said customer to the Borrower; (iii) if the customer or account debtor has filed a petition for bankruptcy or any other application for relief under the Bankruptcy Act, assigned for the benefit of creditors, or if any petition or any other application for relief under the Bankruptcy Act has been filed against the said customer or account debtor, or if the customer or account debtor has failed, suspended business, become insolvent, or had or suffered a receiver or trustee to be appointed for any of its assets or affairs; (iv) if the customer or account debtor is located outside the United States or Canada; (v) if the Receivable is a government receivable in which the Lender will not be able to perfect its lien under the Federal Assignment of Claims Act for any reason whatsoever; (vi) if the Receivable is offset, in whole or in part, by a credit due and owing from the Borrower to that account debtor; (vii) if the Receivable is due and owing from an account debtor who is also a creditor of Borrower;
(viii) if any portion of the Receivable represents finance and service charges due and owing to Borrower from said account debtor; (ix) if any portion of the Receivable represents a deposit already collected by the Borrower, the amount of the Receivable which is eligible for financing hereunder shall be reduced by an amount equal to the amount of the deposit which has been collected by the Borrower from the account debtor; (x) if the Receivable represents sums due and owing for work and/or service currently being rendered by Borrower but not yet completed by Borrower; (xi) if the Receivable is due and owing from an affiliate corporation or related entity of any Borrower; (xii) if the Receivable represents a consignment sale or warranty work; (xiii) if the Receivable represents a C.O.D. sale; (xiv) if the Receivable represents sums due and owing from an employee of any Borrower; (xv) if the Receivable represents retainage due and owing to Borrower; (xvi) if the Receivable represents a Bill and Hold Invoice for items which have been billed and are not yet due and payable; (xvii) if the account debtor is located in the State of Minnesota or State of New Jersey and the Borrower, as the owner of such receivable, has neither qualified as a foreign corporation to do business in such state nor filed a Notice of Business Activities report with the appropriate officials in such state for the then current year; or (xviii) if the Lender believes, in its credit judgement in Lender's sole discretion, that collection of such Receivable is insecure or that it may not be paid by reason of financial inability to pay or otherwise or that such Receivable is not suitable for use as collateral hereunder.

         (r) "Equipment Appraisal": An MAI Machinery and Equipment appraisal prepared by Daley-Hodkin, which appraisal must result in findings satisfactory to Lender, in Lender's sole and absolute discretion, which appraisal shall be performed at Borrowers' sole cost and expense. The Equipment Appraisal shall be in the nature of an "auction sale value" appraisal.

         (s) "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

         (t) "Event of Default": The occurrence of any one or more of the Events of Default described in Article 9 hereof.


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

         (u) "Financing Statements": Financing Statements from Borrower to Lender to perfect Lender's security interest in the property described in the Security Agreements.

         (v) "Generally Accepted Accounting Principles" or "GAAP": Those principles of accounting set forth in opinions of the Financial Accounting Standards Board of the American Institute of Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

         (w) "Governmental Authority": Any federal, state, provincial, county, municipal or other governmental department, commission, board, bureau, court, agency, or any instrumentality of any other governmental entity.

         (x) "Governmental Requirements": Any law, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered or issued applicable to the Loans or to the Borrower.

         (y) "Indebtedness": Collectively, all of the Borrowers' presently existing or hereafter created or assumed obligations to the Lender, including, without limitation, obligations for borrowed money, notes payable and drafts accepted representing extensions of credit (whether or not representing obligations for borrowed money), obligations representing the Loans and any modifications or renewals thereof, obligations representing indebtedness to the Lender whether or not assumed, secured or unsecured, however and wherever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, joint or several or due or to become due, including without limitation, all such obligations, liabilities and all indebtedness and obligations now or hereafter owed by Borrower to Lender, its affiliates, successors and/or assigns.

         (z) "Initial Advance": The first Advance of the Loan proceeds.

         (aa) "Leases": Leases for all locations where each Borrower leases property in connection with its business operations.

         (bb) "Loan": A revolving line of credit in the maximum principal amount of Five Million and 00/100 Dollars ($5,000,000.00) from Lender to Borrowers.

         (cc) "Loan Account": Borrowers' account on the books of the Lender in which Advances will be recorded, as well as payments made on the Loans and other appropriate debits and credits as provided in this Agreement.

         (dd) "Loan Documents": This Agreement, the Notes, the Security Agreements, and all other associated loan documents executed in connection with the making of the Loans (and any modification, renewal or extension thereof).


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

         (ee) "Loans": The Loan, the Term Loan and the CAPEX Line/Term Loan.

         (ff) "Machinery and Equipment". All machinery, equipment, furniture, fixtures, computer hardware and software, hand and power tools, trucks, trailers, forklifts, automobiles, heavy equipment, and other motor vehicles, trucks, trailers, machinery and equipment of all classes, together with all parts thereof and all accessions thereto, wherever located, now owned or hereafter acquired by the Borrower.

         (gg) "Maturity Date": As to the Loan, April 22, 2002; as to the CAPEX Line/Term Loan, April 22, 2002; and as to the Term Loan, April 22, 2002, upon which date the entire principal balance and accrued interest and all other applicable charges under the respective Loans shall become due and payable in full.

         (hh) "Note": A Master Revolving Promissory Note in the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) from Borrower to Lender of even date herewith, and any modifications, amendments or renewals thereof, evidencing the Loan.

         (ii) "Notes": The CAPEX Line/Term Note, the Note and the Term Note, together with all amendments, extensions and renewals thereof. The Notes shall be and are cross-collateralized and cross-defaulted such that a default under any of the Note shall be and constitute a default under all of the Notes.

         (jj) "Person": As the case may be, any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization and government, or any department or agency of any government.

         (kk) "Plan": Any pension plan which is governed by the terms and provisions of Title IV of ERISA and in respect of which the Borrower or a commonly controlled entity of the Borrower is an "Employer" (as defined in Section 407(d)(7) of ERISA).

         (ll) "Prime Rate". The interest rate announced from time to time charged by National Bank of Canada as its United States Prime Lending Rate, which rate is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of the Lender.

         (mm) "Receivables". All accounts, accounts receivable, general intangibles, contract rights and other obligations of any kind, whether now owned or hereafter acquired by each Borrower and all proceeds of the foregoing and all rights now or hereafter existing in and to all security agreements, leases and other contracts security or otherwise relating to any such accounts, contract rights, chattel paper instruments, general intangibles and obligations and all proceeds, profits, deposits, products and accessions of and to all of the foregoing.

         (nn) "Reportable Event": Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

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         (oo) "Security Agreements": Collectively, the Borrower's Security
Agreement and the Security Cash Collateral Account and Lockbox Agreement, which provide a valid first lien on the property identified in the Security Agreements.

         (pp) "Security Cash Collateral Account and Lockbox Agreement". A Security Cash Collateral Account and Lockbox Agreement whereby and whereunder payment of all of Borrowers' Receivables shall be directed to a lockbox maintained with NationsBank, N.A. (the "Lockbox") to flow through the Cash Collateral Account, and, be applied against the Loan facility, the CAPEX Line/Term Loan facility and the Term Loan facility in accordance with the terms and provisions of said Agreement.

         (qq) "Solvent": That, at the time of determination, (i) the fair market value of each Borrower's assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; (ii) it is then able and expects to be able to pay its debts as they mature; and (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         (rr) "Term Loan": A term loan in the principal amount of One Million and 00/100 Dollars ($1,000,000.00) from Lender to Borrowers.

         (ss) "Term Note": A Promissory Note in the principal amount of One Million and 00/100 Dollars ($1,000,000.00) from Borrowers to Lender of even date herewith, and any modifications, amendments or renewals thereof, evidencing the Term Loan.

         1.3 Other Definitional Provisions. (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of the Borrower, except as the context shall clearly otherwise set forth; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement, unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with Generally Accepted Accounting Principles; (e) the words "hereby", "hereto", "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine and neuter as well; and (g) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include their heirs, personal representatives, successors and assigns of such parties unless the context shall expressly provide otherwise.


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                                    Article 2
                                    THE LOANS

         2.1 Loan. Provided there does not exist an Event of Default, and no event with which notice or lapse of time or both would become such an Event of Default, and subject to the terms and provisions of this Agreement, Lender will, under the Note, lend or advance for the account of Borrowers from time to time, and, Borrowers may borrow, repay and re-borrow (provided that unless Borrower intends to pay and satisfy the Loan in full, Borrower shall not reduce the outstanding principal balance under the Loan to a sum of less than One Thousand Dollars ($1,000.00)) such amounts as may be required to refinance existing indebtedness and to provide working capital for the support of accounts receivable and inventory of the Borrowers, not exceeding in the aggregate an amount equal to (i) eighty-five percent (85%) of Eligible Receivables, including the Chep Eligible Receivables, provided that a Receivable may be devalued in such amount as shall be determined by Lender in its sole discretion due to "Dilution" which is defined as and is the result of non-cash credits posted against the Receivable which results in payment or other satisfaction of all or any portion of the Receivable for reasons other than full payment of the Receivable in cash, together with an amount equal to (ii) fifty-five percent (55%) of the Borrowers' Eligible Inventory, the Eligible Inventory Loan Advances not to exceed the aggregate sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00); or, the aggregate sum of Five Million and 00/100 Dollars ($5,000,000.00), whichever is less. In connection with Advances based upon the Borrowers inventory, it is acknowledged that Lender shall determine, in its sole discretion, which inventory shall constitute Eligible Inventory which is eligible for financing hereunder. The aggregate amounts outstanding under the Loan shall not at any time exceed the amount provided above, and in the event the amount outstanding at any time exceeds the permitted amount, said excess amount shall bear interest at the rate set forth in the Note and shall be due and payable in full on DEMAND.

         2.2 Term Loan. Borrower has additionally borrowed the sum of One Million and 00/100 Dollars ($1,000,000.00) from Lender under the Term Loan for the purposes set forth in this Agreement. It is acknowledged that the amount of the Term Loan represents an amount not in excess of eighty percent (80%) of MAI Appraised Auction Sale Value of Borrowers' existing Machinery and Equipment specifically listed and set forth in the Equipment Appraisal (as said value is set forth in the Equipment Appraisal).

         2.3 CAPEX Line/Term Loan. Provided there does not exist an Event of Default, and no event with which notice or lapse of time or both would become such an Event of Default, and subject to the terms and provisions of this Agreement, Lender will, under the CAPEX Line/Term Note, lend or advance for the account of Borrower from time to time such amounts as may be required by the Borrower to partially finance future machine and equipment capital expenditures of Borrower. Advances may be made under the CAPEX Line/Term Loan until the Conversion Date, provided that said advances shall be made for newly purchased machinery and equipment within ninety (90) days of the date of purchase; provided further, that said amounts may not be repaid and reborrowed by the Borrower. Advances shall be made based upon an advance rate of eighty percent (80%) of the original invoice purchase price amount (not including the cost of delivery, installation, etc.) of future machinery and equipment purchases by Borrower. Advances shall be made based upon Lender's review of the original invoice and any other documentation required by Lender in connection with the purchase of the machinery and equipment, and shall be made in the sole and absolute discretion of the Lender. The maximum amount which may be advanced under the CAPEX Line/Term Loan is the sum of Four Million and 00/100 Dollars ($4,000,000.00).

         2.4 Loan Fee, Audit Fees, Unused Line Fee and Prepayment Fees. In connection with the Loans, the following fees and rates shall apply:

         (a) LOAN FEE: A Loan Fee in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00) which was paid by the Borrower prior to the time of Closing.

         (b) AUDIT FEES: There shall be quarterly audits of the Borrower performed in each fiscal year of Borrower during the term of the Loans. There shall be a quarterly audit fee due and owing from Borrower to Lender in connection with said audits based upon a charge of Four Hundred and 00/100 Dollars ($400.00) per day plus expenses; provided, further, that so long as audits are not conducted more often than on a quarterly basis and so long as no Event of Default has occurred, the annual fees for said audits shall not exceed the sum of Eight Thousand and 00/100 Dollars ($8,000.00), plus expenses. In the event of the occurrence of an Event of Default, the frequency of said audits may be adjusted by Lender as determined by Lender in its sole discretion.

         (c) UNUSED LINE FEE: An unused line fee shall be charged in connection with the Loan, such that the unused portion of the Loan shall be subject to an annual fee of one-quarter of one percent (.25%) per annum to be calculated and payable upon a monthly basis based on the average outstanding principal balance under the Loan for the proceeding month. The unused line fee shall be paid on the first day of each month for the preceding month by means of an Advance under the Note; provided, however, that if there is not adequate availability under the Loan to effectuate any such Advance, Borrower shall jointly and severally be responsible for payment of the same.

         (d) PREPAYMENT FEES: If during the first year of the Loan (i) the Loan is paid down to a zero balance, or (ii) the Lender's obligation to make Advances under the Loan ceases, the Borrower shall pay to the Lender a prepayment fee in an amount equal to one percent (1%) of the face amount of the Note. After the first year of the Loan, the Note may be prepaid in whole or in part at any time without premium or penalty.

                  During the first year of the Term Loan, full (but not partial) prepayment of the Term Loan shall be permitted, with payment of a prepayment fee in an amount equal to one percent (1%) of the outstanding principal balance of the Term Note at the time of prepayment. After the first year of the Term Loan, the Term Loan may be prepaid in whole or in part at any time without premium or penalty. Any partial prepayment shall be applied in the inverse order of maturity, and shall not reduce or delay the payment of the next regularly scheduled payment under the Term Loan.

                  If, during the first year of the CAPEX Line/Term Loan (i) the CAPEX Line/Term Loan is paid down to a zero balance or (ii) the Lender's obligation to make advances under the CAPEX Line/Term Loan ceases, the Borrower shall pay to Lender a prepayment fee in an amount equal to one percent (1%) of the face amount of the CAPEX Line/Term Note. After the Conversion Date, the CAPEX Line/Term Loan may be prepaid in whole or in part at any time without premium or penalty. After the Conversion Date, any partial repayment shall be applied in the inverse order of maturity, and shall not reduce or delay the payment of the next regularly scheduled payment under the CAPEX Line/Term Loan.

                  The above set forth prepayment fee(s) shall be due and payable whether such prepayment or cessation of Lender's obligation to make advances is voluntary or involuntary, or a result of an Event of Default and/or the result of acceleration of all or other sums due as a result of such acceleration or default and shall be due and payable in addition to any default rate interest collected by Lender. The Borrower agrees that the Lender shall suffer losses and damages from such early repayment and accordingly, it is difficult to determine in advance what the amount of said loss or damage will actually be, and, the foregoing formula is a reasonable estimate of such loss or damages, and, Borrower jointly and severally agrees to pay the same.

         2.5 Loan Account. All Advances hereunder and under the Note shall be recorded by Lender in the Loan Account.

         2.6 Loan Documents. Borrower's obligation to repay the Loans is evidenced by the Notes delivered simultaneously herewith, which set forth the method for payment, rates of interest, and such further terms as are therein set forth. The repayment of the Notes and the Indebtedness is to be secured by the following documentation, which documents Borrower shall deliver, or cause to be delivered, to Lender simultaneously with the delivery of the Notes and which documents must be received prior to any funding hereunder:

         (a) The Security Agreements, in form and substance satisfactory to Lender and Lender's counsel.

         (b) Financing statements filed in such public offices as Lender and Lender's counsel may deem necessary to perfect a security interest in any of the personal property referred to in the Security Agreements.

         (c) Borrower's Counsel Opinion Letter, in form and substance satisfactory to Lender and Lender's Counsel, from Borrower's Counsel from the States of Florida, Delaware, Virginia, Alabama and Illinois opining as to certain matters concerning the Loans.

         (d) Such policies of liability insurance, worker's compensation insurance and hazard insurance (with fire, extended coverage, vandalism and mischief protection) as the Lender may reasonably request, subject to standard loss-payee's and additional insured's endorsements, as applicable, in the Lender's favor, and providing at least thirty (30) days prior written notice of any cancellation, modification or non-renewal of the insurance coverage.

         (e) Incumbency Certificate and Resolutions of the directors of each Borrower authorizing the Loans, and the execution of all Loan Documents related thereto.

         (f) Certificates of Good Standing evidencing that each Borrower is in good standing under the laws of the state of its incorporation and in each other state in which each Borrower is required to be qualified to conduct business.

         (g) Certified copies of the Articles of Incorporation and By-Laws of each Borrower.

         (h) Evidence of compliance by each Borrower with any applicable Fictitious Name Statute.

         (i) Certified copies of the Leases in connection with all leased premises of each Borrower.

         (j) Landlord's Waiver of Lien Agreement(s) executed by all landlords and all other necessary parties at business locations of each Borrower or storage locations of each Borrower's inventory, waiving the landlord's lien.

         (k) Financial statements of each Borrower, in form and substance acceptable to Lender.

         (l) Such other documentation as may be required by Lender or Lender's Counsel.

                                    Article 3
                         MANNER OF MAKING LOAN ADVANCES

         3.1 Advances. Each Advance to the Borrower under the Loan shall be made by the Lender upon written request of the Borrower stating the date on which the Advance is to be made (the "Borrowing Date"), and the principal amount of the Advance requested, said Advance Request to be delivered by no later than 12:00 p.m. (New York time) on the day of the requested Advance. The above set forth written form may be sent via facsimile, to be immediately followed by delivery of the original form to Lender. Any notice delivered under this subsection shall be irrevocable and bind the Borrower to consummate the Advance on the Borrowing Date.

         3.2 Borrowing Base Certificate. Advances will be made based on the most recent Borrowing Base Certificate submitted by Borrower to Lender. The form of the Borrowing Base Certificate is appended hereto and made a part hereof as Exhibit "A" (the "Borrowing Base Certificate"). The Borrowing Base Certificate shall be provided by Borrower to Lender, no less than one (1) time in each week in each month in each fiscal year of the Borrower; provided further, that upon the occurrence of an Event of Default, Lender may require that Borrower submit the Borrowing Base Certificate on a more frequent basis at such intervals as shall be determined by Lender in its sole discretion.

         3.3 Supporting Documentation. At the time of the Advance, upon request of Lender, the Borrower shall deliver to Lender, such listings of Eligible Receivables and Eligible Inventory and such other reports and documentation as shall be required by Lender to support the Advance.

                                    Article 4
                              INTEREST AND PAYMENTS

         All interest under the Loans shall be computed on the basis of a year containing three hundred sixty (360) days for the actual number of days elapsed. Payments of interest (and principal under the Term Note and principal under the CAPEX Line/Term Note after the Conversion Date) shall be due and payable to the Lender in accordance with the terms and provisions of the Notes, and interest shall accrue at the rate of interest provided in the Notes for each advance thereunder. Each payment of principal, interest and/or fees, and any other amounts required to be paid to the Lender with respect to the Loans, shall be effectuated by means of an Advance under the Note; provide, however, that if there is not adequate availability under the Loan to effectuate any such Advance, Borrower shall be jointly and severally responsible for payment of the same. Payments of principal, interest, fees or other amounts made by the Borrower shall be made to the Lender at the Lender's offices located at 125 W. 55th Street, 23rd Floor, New York, New York 10019, for the account of Lender, in Dollars and in immediately available funds before 12:00 p.m. (New York time) on the date such payment is due. The Lender shall deem any payment made by or on behalf of the Borrower that is not made in immediately available funds and prior to 12:00 p.m. (New York time) to be a non-conforming payment, which shall not be deemed to be received by the Lender until the later of (a) the time such funds become available funds or (b) the next Business Day. Any non-conforming payment may constitute or become an Event of Default hereunder. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (a) the date such funds become available funds or (b) the next Business Day. All payments to be made by the Borrower on account of principal, interest and/or fees, shall be made without diminution, setoff, recoupment or counterclaim.

                                    Article 5
          CONDITIONS PRECEDENT TO FIRST ADVANCE AND ADDITIONAL ADVANCES

         5.1 Conditions Precedent. The obligations of Lender to make the Initial Advance and all additional Advances under the Loans are subject to the following conditions precedent:

         (a) Representations and Warranties. The representations, covenants and warranties made by Borrower in this Agreement shall be true and correct on and as of the date of such Advance.

         (b) No Default. There shall be no Event of Default, and no event which with notice or lapse of time or both would become such an Event of Default, under this Agreement, any of the Notes, the Security Agreements, or any other Loan Documents.

         (c) Due Diligence. Lender shall have completed its Due Diligence, which must have resulted in findings satisfactory to Lender, in Lender's sole discretion.

         (d) No Material Adverse Change. There shall have been no material adverse change in the business or financial condition of any of the Borrowers or in the value of the Collateral (as defined in the Credit Facility Letter) since the date of the Credit Facility Letter.

         (e) Equipment Appraisal. The Equipment Appraisal shall have been completed and delivered to Lender resulting in findings satisfactory to Lender, in Lender's sole discretion.

         (f) Lien and Judgment Searches: Lien and judgment searches of each Borrower shall have been conducted in all jurisdictions required by Lender, which must result in findings satisfactory to Lender, in Lender's sole discretion.

         (g) Delivery of Loan Documents. All of the Loan Documents shall have been duly executed and delivered to Lender, and the Financing Statements and the Security Agreements (if applicable) shall have been recorded in the appropriate public offices.

         (h) Delivery of Other Documents. Borrower shall have delivered, or caused to be delivered to Lender, the other documents required under Article 2 hereof, and shall have also delivered or caused to be delivered to Lender, the following:

                  (i) Annual audited financial statements of Borrower in form and substance acceptable to the Lender, prepared in accordance with GAAP, by a certified public accountant(s) acceptable to the Lender, in form and substance acceptable to Lender.

                  (ii) Borrowers' Annual Report including its 10K.

                  (iii) Borrowers' 10-Q Statements.

                  (iv) Report on Receivables evidencing that there are adequate Eligible Receivables to support the Initial Advance and each subsequent Advance.

                  (v) Report on all of Borrowers inventory evidencing that there is adequate Eligible Inventory to support the Initial Advance and each subsequent Advance.

                  (vi) Such policies of liability insurance, flood insurance, worker's compensation insurance and hazard insurance (with fire, extended coverage, vandalism and mischief protection) as Lender may reasonably request subject to standard loss-payee's and additional insured's endorsements, as applicable, in the Lender's favor.

                  (vii) Such other certification or documentation to be executed by Borrower as may be reasonably required by Lender or Lender's counsel pertaining to the closing of the Initial Advance and all subsequent Advances of the proceeds hereunder, it being understood that all such items shall be promptly delivered prior to Lender's obligation to making further Advances hereunder.

                                    Article 6
                       USE OF LOAN PROCEEDS; MARGIN STOCK

         The proceeds of the Loans shall be used for the purposes set forth in this Agreement. Borrowers do not own any margin securities and no portion of any Advance or any of the Loans will be used for the purpose of reducing or retiring any indebtedness which was originally incurred by Borrower to purchase any margin securities, and neither the making of any and all Loans and Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

                                    Article 7
                         REPRESENTATIONS AND WARRANTIES

         7.1 Representations and Warranties. Borrower represents and warrants to Lender that, so long as credit remains available to the Borrower or there is any outstanding balance due under any of the Notes as secured by the Loan Documents:

         (a) Each Borrower has the power to engage in all the transactions contemplated by this Agreement and have full power, authority and legal right to execute and deliver, and to comply with their respective obligations under the Loan Documents, which documents constitute the valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         (b) To the best of its knowledge and belief, there is no suit, action, or proceeding pending or threatened against or affecting any Borrower, before or by any court, administrative agency or other Governmental Authority which brings into question the validity of the transactions contemplated hereby or would interfere with the ability of each Borrower to comply with the terms hereof.

         (c) Each Borrower is in good standing under the laws of the state of its incorporation and each Borrower is in good standing and fully qualified and authorized to do business in all states where each Borrower conducts business. Borrower, prior to Closing, will deliver to Lender: (i) resolutions certified as true by the secretary of each Borrower authorizing each Borrowers' participation in connection with the transactions contemplated herein and execution of the Notes, and related Loan Documents; (ii) incumbency certificates of each Borrower; (iii) certified copies of the Articles of Incorporation and By-laws of each Borrower; and (iv) Corporate Certificates of Good Standing for each Borrower.

         (d) Except as otherwise disclosed on Exhibit "B" appended hereto and made a part hereof, during the one (1) year period preceding the date of Closing, the Borrowers have not been known as or used any corporate or fictitious names other than the corporate name of the Borrowers on the Closing date. All trade names or styles under which the Borrowers sell inventory or equipment or create Receivables or to which instruments in payment of Receivables are made payable, are set forth on Exhibit "B".

         (e) The Borrowers own or possess all intellectual property required to conduct its businesses as now and presently planned to be conducted without, to their knowledge, conflict with the rights of others.

         (f) Each Borrower is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         (g) Neither the execution nor delivery of any of the Loan Documents, nor any other document relating hereto, will conflict with or result in a breach of any of the provisions of the Charter, Articles of Incorporation, By-Laws or Partnership Agreement, where applicable, of any Borrower or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other Governmental Authority, or of any agreement or other instrument to which any Borrower is a party or by which any of them is bound or constitute a default under any thereof, or result in the creation or imposition of any lien, charge or encumbrance upon any property of any Borrower, other than those created under this transaction in favor of Lender.

         (h) No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower of the Loan Documents, or compliance with the provisions hereof or thereof.

         (i) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, overtly threatened against or affecting any Borrower, at law or in equity, or before or by any Federal, State, Provincial, municipal or other Governmental Authority, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which would, in the case of the Borrower, result in any material adverse change in the business, operations, properties or assets or in the financial condition of the Borrower. No Borrower is in default with respect to (a) any judgment, order, writ, injunction or decree or (b) any rule or regulation of any court or Federal, State, Provincial, municipal or other Governmental Authority, which would have a material adverse effect on its business, properties or condition (financial or otherwise).

         (j) Subject to any limitation stated thereon or by Borrower in writing, all balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to the Lender to induce it to enter into this Agreement or otherwise in connection herewith, do or will fairly represent the financial condition of the Borrower as of the dates and the results of their operations for the period for which the same are furnished to the Lender and have been or will be prepared in accordance with Lender's requirements, and that all other information, reports and other papers and data furnished to the Lender are or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter. There are no material liabilities of any kind of any Borrower as of the date of the most recent financial statements which are not reflected therein.

There have been no materially adverse changes in the financial condition or operation of the Borrower since the date of such financial statements.

         (k) Borrower will pay all obligations, including tax claims, when due, except such as the Borrower contests in an appropriate proceeding, in which event Borrower shall furnish to Lender, if requested, a bond or other security satisfactory to Lender in an amount sufficient to protect Lender and its interest herein.

         (l) There is no default on the part of Borrower under this Agreement, any of the Notes, either of the Security Agreements, or any of the other Loan Documents.

         (m) The Borrowers hereby agree to jointly and severally indemnify the Lender and to hold the Lender harmless of and from any and all claims for broker's or finder's fees or commissions in connection with the Loans, and agrees to pay all expenses (including but not limited to attorney's fees and expenses) incurred by the Lender in connection with the defense of any action or proceeding brought to collect any such fees and commissions, or otherwise relating to any such broker's claims resulting from or arising out of any claim that the Borrower consulted, dealt or negotiated with the person or entity making such brokerage claim.

         (n) Each Plan, pension, profit sharing or other employee benefit plan, maintained by each Borrower is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto. The Borrowers have filed all material reports required to be filed by ERISA, the Code, and such rules and regulations. In addition, any qualified Plans subject to the minimum funding standards, do not, as of the date hereof, have a funding deficiency, as defined by ERISA. No Reportable Event material in relation to the business operations, property, financial or other conditions of the Borrower has occurred with respect to any Plan. No tax penalty nor other liability in the aggregate material in relation to business operations, property, or financial conditions of the Borrower has been assessed against any Borrower with respect to a Plan.

         (o) Each Borrower has filed or caused to be filed all tax returns, which to the knowledge of the Borrower, are required to be filed, and has fully paid all taxes shown to be due and payable on said returns or any assessments made against it or its property, and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority. No tax liens have been filed and, to the knowledge of Borrower, no claims are being made or may hereafter be asserted with respect to any such taxes, fees or other charges except for (i) those, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Generally Accepted Accounting Principles have been provided on the books of Borrower; and (ii) such failures to file or pay such tax liens or claims as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, property or financial or other condition of the Borrower, and can not reasonably be expected to have an adverse effect on the ability of the Borrower to perform any of its obligations in any material respect under this Agreement, the other Loan Documents, or under any other contractual obligation.

         (p) All copies of all documents, reports, and statements heretofore furnished by or on behalf of Borrower or in connection with this Agreement, to the Lender are, and those delivered subsequent to the date hereof will be, true and correct copies of the originals of such documents, reports and statements. All matters stated or certified in any written statement, certificate, report or other writing heretofore furnished pursuant to this Agreement by or on behalf of the Borrower to the Lender are, and all matters stated or certified subsequent to the date hereof will be, true and correct as of the date stated or certified. All such documents, reports, statements, writings and certifications shall be in form and detail satisfactory to the Lender.

         (q) The Borrowers own or lease all of their properties and assets reflected on the balance sheets referred to in Section 7.1(j) hereof.

         (r) All of the properties and assets of the Borrower set forth in
Section 7.1(q) are free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, excepting for Permitted Encumbrances (as defined and set forth in the Borrower Security Agreement).

         (s) The Borrowers are not in default in the performance, observance of fulfillment of any of the obligations, covenants or conditions contained in any lease for real or personal property, which would have a material adverse affect on their businesses and all such leases are valid and existing and in full force and effect.

         (t) No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 and any amendments thereto.

         (u) None of the employees of any Borrower or any of their subsidiaries are subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending, or, to the best knowledge of the Borrower, threatening any Borrower or any of their subsidiaries, or between any Borrower (or any of its subsidiaries) and any of their employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the Borrower.

                                    Article 8
                              COVENANTS OF BORROWER

       8.1 Each Borrower shall do, or cause to be done, all of the things necessary to preserve, renew and keep in full force and effect, its corporate existence and its rights, licenses, franchises and permits and shall comply with all laws applicable to it, operate its business in a proper and efficient manner, and substantially as presently operated or proposed to be operated, and at all times shall maintain, preserve and protect all franchises and trade names and preserve all property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make or cause to be made any needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         8.2 Each Borrower shall at all times maintain true and correct books and records and shall keep its books and records in accordance with Generally Accepted Accounting Principles, and shall furnish the Lender with such financial statements as may be required by Lender on a yearly and interim basis as set forth in this paragraph and other parts of this Agreement.

         8.3 Each Borrower shall properly pay and discharge (a) all taxes, assessments and governmental charges upon or against each Borrower or its assets prior to the date on which penalties are attached thereto, unless, and to the extent, such taxes are being diligently contested in good faith by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Borrower, unless and to the extent only that the same are transferred to bond, being diligently contested in good faith, and by appropriate proceedings and appropriate reserves therefor have been established.

         8.4 The Borrowers shall maintain the Cash Collateral Account, into which all proceeds of Receivables (as collected from the Lockbox and otherwise) will be deposited on a daily basis.

         8.5 The Borrowers shall, at their expense, comply with all of the insurance requirements set forth in this Agreement and the Security Agreements throughout the term of the Loans.

         8.6 The Borrowers, jointly and severally, shall indemnify and save harmless Lender from any and all loss or damage of whatsoever kind and from any suits, claims, or demands, including, without limitation, Lender's reasonable legal fees and expenses, at all trial and appellate levels, on account of any matter or thing arising out of this Agreement or in connection herewith, or on account of any act or omission to act by Borrower in connection with this Agreement and the Loans. The Borrowers, jointly and severally, agree to pay any and all taxes (other than taxes on or measured by net income of Lender) incurred or payable in connection with the execution and delivery of this Agreement and all Loans, as well as all costs and expenses (including attorneys' fees) incurred by Lender in enforcing this Agreement. Such obligation shall survive repayment of the Loans.

         8.7 Lender shall have the right, from time to time hereafter and until the maturity of the Loans, to secure printed publicity, in the form of tombstone ads or other similar ads, through newspapers and other media concerning the Loans.

         8.8 The Borrower shall: (a) make full and timely payments of the principal and interest due and owing under each of the Notes and the Indebtedness of the Borrower to the Lender, whether now existing or hereafter arising; (b) duly comply with all of the terms and covenants contained in each of the Loan Documents; and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement and all other applicable Loan Documents as valid and perfected liens and security interests on the property intended to be covered thereby.

         8.9 The Borrower shall promptly notify the Lender upon the commencement of any action, suit or claim or counter-claim or proceeding against or investigation of any Borrower (except when such alleged liability is fully covered by insurance).

         8.10 Each Borrower shall pay all indebtedness and obligations promptly and in accordance with its respective terms and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such property or any part thereof, and timely comply with all applicable laws and governmental rules and regulations.

         8.11 The Borrower shall promptly notify the Lender in writing of: (a) any material assessments by any taxing authorities for unpaid taxes as soon as Borrower has knowledge thereof; and (b) any alleged default by any Borrower in the performance of or any modification of any of the terms and conditions contained in any agreement, mortgage or indenture or instrument to which any Borrower is a party, or which is binding upon any Borrower, and upon any default by any Borrower in the payment of any of its indebtedness.

         8.12 Borrower shall provide to Lender annual audited financial statements of Borrower, in form and substance acceptable to Lender, prepared in accordance with GAAP, by a certified public accountant(s) acceptable to Lender, in form and substance acceptable to Lender, within one hundred twenty (120) days following the end of each fiscal year of Borrower.

         8.13 Borrower shall provide to Lender its annual report including its 10-K Statements within one hundred twenty (120) days following the end of each fiscal year of Borrower.

         8.14 Borrower shall provide to Lender 10-Q Statements within forty-five
(45) days of the end of each quarterly period in each fiscal year of Borrower.

         8.15 Borrower shall provide to Lender monthly internally prepared financial statements of Borrower, in form and substance acceptable to Lender, certified by Borrowers' chief financial officer as being true and correct in all respects and otherwise in form and substance acceptable to Lender within thirty
(30) days following the end of each monthly period in each fiscal year of Borrower.

         8.16 Borrower shall provide to Lender, a Covenant Compliance Certificate in the form attached hereto and made a part hereof as Exhibit "C" (the "Covenant Compliance Certificate"), within forty-five (45) days of the end of each fiscal quarterly period in each fiscal year of the Borrower. The Covenant Compliance Certificate will be certified by Borrower's chief financial officer as being true and correct in all respects.

         8.17 Borrower shall provide to Lender monthly, a Period End Recapitulation Report, on National Bank of Canada form, in the form attached hereto and made a part hereof as Exhibit "D", together with a Period End Accounts Receivable and Loan Reconciliation Report, on National Bank of Canada form, in the form attached hereto and made a part hereof as Exhibit "E", within twenty (20) days following the end of each monthly period in each fiscal year of Borrower.

         8.18 Borrower shall allow Lender to conduct an audit, examination and inspection of the properties and places of business of Borrower, including the Borrower's respective books and records (and to make extracts therefrom), and, including an audit confirmation of the accounts receivable balances and ownership interest in the inventory, assets and business property of Borrower. Such audits, examinations and inspections shall be at the sole expense of Borrower. The cost of such audits shall be Four Hundred and 00/100 Dollars ($400.00) per day plus expenses; provided, further, that so long as audits are not conducted more often than on a quarterly basis and so long as no Event of Default has occurred, the annual fees for said audits shall not exceed the sum of Eight Thousand and 00/100 Dollars ($8,000.00), plus expenses subject to the terms and provisions of Section 2.4(b). Said audits, examinations and inspections shall be conducted on a quarterly basis unless adjusted by Lender after the occurrence of an Event of Default as set forth in Section 2.4(b).

         8.19 Borrower shall provide Lender, within thirty (30) days prior to the end of each fiscal year of Borrower, projections reflecting the Borrowers' performance for the next two (2) fiscal years, including a balance sheet and profit and loss statement, with said projections to be broken down on a monthly basis for the next fiscal year and on an annual basis for the second year.

         8.20 Borrower shall provide to Lender monthly an aged analysis of all outstanding accounts receivable and accounts payable of Borrower, in form and substance acceptable to Lender, within twenty (20) days following the end of each monthly period in each fiscal year of Borrower.

         8.21 Borrower shall provide to Lender monthly a listing of all inventory of Borrower, in form and substance acceptable to Lender, within twenty
(20) days following the end of each monthly period in each fiscal year of Borrower.

         8.22 Borrower shall provide to Lender on a semi-annual basis, a complete and updated listing of all of its customers and account debtors, which listing shall include all of the customers' and account debtors' addresses and phone numbers.

         8.23 Borrower shall not sell or convey any of its assets, except in the normal and ordinary course of business. Additionally, no Borrower shall be a party to any merger, consolidation or reorganization and there shall be no change in the senior management of any Borrower unless consented to in writing by Lender, which consent shall not be unreasonably withheld.

         8.24 Borrower shall maintain a Debt Ratio (which is defined as consolidated total liabilities, less subordinated debt, divided by tangible net worth) of not greater than 2.0 to 1 from the date of Closing and at all times thereafter.

         8.25 Borrower shall maintain a Tangible Net Worth (which is defined as book net worth plus subordinated debt less intangibles) of not less than $5,000,000.00 from the date of Closing through and including June 30, 2000, to be increased by a minium of $500,000 in each fiscal year thereafter, such that for each subsequent fiscal year, Borrower's Minimum Tangible Net Worth shall be $500,000.00 or more greater than Borrower's Tangible Net Worth as of the close of the previous fiscal year. Proceeds from any secondary equity or subordinated debt offering will not count towards the required Five Hundred Thousand and 00/100 Dollars ($500,000.00) annual increase.

         8.26 Borrower shall maintain an Interest Coverage Ratio (which is defined as earnings before interest and taxes divided by interest expense) of not less than 2.0 to 1 from the date of Closing and at all times thereafter.

         8.27 Borrower shall maintain a Fixed Charges Coverage (which is defined as earnings before interest, taxes, depreciation, and amortization, less unfinanced capital expenditures, divided by current maturities of long term debt, plus interest, plus income tax, plus dividends) of not less than 1.1 to 1 from the date of Closing and at all times thereafter.

         NOTE: Compliance with the above set forth covenants shall be tested on a quarterly basis.

         8.28 Borrower shall not incur any capital expenditures (excluding acquisitions), in excess of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in the aggregate from July 1, 1998 through and including June 30, 1999, in excess of Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate from July 1, 1999 through and including June 30, 2000, in excess of One Million and 00/100 Dollars ($1,000,000.00) in the aggregate from July 1, 2000 through and including June 30, 2001, and in excess of One Million and 00/100 Dollars ($1,000,000.00) in the aggregate from July 1, 2001 through the Maturity Date.

         8.29 Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other person, firm or corporation without Lender's prior written consent, which consent shall be in Lender's sole discretion.

         8.30 Borrower shall not incur any additional secured indebtedness in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate in each fiscal year of Borrower, without the prior written approval of Lender, which approval shall be in Lender's sole discretion.

         8.31 Borrower shall not make loans in excess of Three Hundred Thousand and 00/100 Dollars ($300,000.00) in the aggregate to officers, directors and/or employees of Borrower during the term of the Loans, without the prior written approval of Lender, in Lender's sole discretion. In the event that Borrower currently has outstanding loans to officers, directors and/or employees of Borrower, the aggregate of those outstanding loans shall reduce the Three Hundred Thousand and 00/100 Dollar ($300,000.00) threshold, such that Borrower shall not have on its books at any given time an excess of Three Hundred Thousand and 00/100 Dollars ($300,000.00) in loans to officers, directors and/or employees of Borrower during the term of the Loans.

         8.32 It is acknowledged that Borrower has entered into a substantial contract or contracts with CHEP (collectively, the "Chep Contract"). Borrower hereby covenants to immediately notify

Lender, in writing, of the occurrence of any Event of Default by any Borrower or Chep under the Chep Contract, or in the event that any account(s) receivable due and owing under the Chep Contract, which, in the aggregate, equals or exceeds the sum of $50,000.00, are not paid in full on or before their due date.

         NOTE: In connection with the above, all accounting terms used shall be construed in accordance with GAAP.

         8.33 There shall be no subordinate financing of any of the property encumbered by the Security Agreements, or otherwise included in the Collateral, and, no changes in any borrowing entity without Lender's prior written approval.

         8.34 The Borrower shall give the Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, the outcome of which might adversely affect the operations or financial condition of the Borrower or adversely affect the ability of the Borrower to perform their respective obligations under the Loan Documents.

         8.35 The Borrower shall give Lender prompt written notice of any Event of Default hereunder, or any event of default with respect to its obligations under any of the other Loan Documents to which it is a party, indicating the nature and status thereof and the action which the party giving such notice proposes to take with respect thereto.

         8.36 Borrower shall not directly or indirectly engage in any business activity which would represent a material change from the kind of business activity currently engaged in by it, which in the aggregate would have a substantial and material effect on the Borrowers' businesses, without the prior written consent of Lender, which consent shall be in Lender's sole discretion.

         8.37 Borrower shall provide to the Lender all information reasonably necessary for the Lender to verify the credit standing of each Borrower during the term of the Loans.

         8.38 The Borrower shall establish no additional employee benefit plans of any nature without the prior written consent of the Lender, which consent shall not be unreasonably withheld. Each pension, profit sharing, or other employee benefit plan, at any time, maintained by the Borrower, shall be in material compliance with ERISA, the Code and all applicable rules and regulations adopted by regulatory authorities, pursuant thereto. The Borrower will cause to be filed all material reports required to be filed by ERISA, the Code and such rules and regulations.

         8.39 The Borrower within ten (10) days after written request from the Lender, will furnish a written statement in form satisfactory to the Lender, duly acknowledged: (i) setting forth the unpaid principal balance of, and the interest and other sums due on, the Indebtedness evidenced by the Notes and/or secured by any of the other Loan Documents; (ii) stating whether or not any offsets or defenses exist against the payments due under the Notes or any of the other Loan Documents; (iii) stating the current maturity date of the Notes; and (iv) setting forth such other information as the Lender may request from time to time.

         8.40 The Borrower will not assume, guaranty, endorse or otherwise become directly or contingently liable in connection with any obligation of any other person, firm or corporation without Lender's prior written consent, which consent shall be in Lender's sole discretion.

         8.41 The Borrower shall notify the Lender immediately of any change in the name of either Borrower, the principal place of business of the Borrower, the office where the books and records of the Borrower are kept or any change in the registered agent of the Borrower for the purpose of service of process.

         8.42 The Borrowers shall use the funds borrowed by the Borrowers under this Agreement solely for the purposes set forth in this Agreement.

         8.43 Borrowers shall take all actions necessary to assure that Borrowers' computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Lender, Borrowers shall provide Lender assurance acceptable to Lender of Borrowers' Year 2000 compatibility. Borrowers hereby covenant and agree that all of Borrowers' information systems, including without limitation all computer hardware and software, networks, databases, and all other electronic data storage, retrieval and computation hardware, software and devices of any kind (collectively, the "Information Systems"), have been and/or will be updated and modified to accommodate and conform to the Year 2000 date change, and are and/or will be in full compliance with any and all federal, state and local laws, regulations and ordinances relating to the same, whether now in effect, or hereafter enacted (collectively, the "Information System Laws").

                  Borrowers hereby jointly and severally agree, unconditionally, absolutely, and irrevocably, to indemnify, defend, and hold harmless Lender, its affiliates, successors, assigns, and its officers, directors, employees, and agents against and in respect of any loss, liability, cost, injury, expense, or damage of any and every kind whatsoever (including without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be suffered or incurred, directly or indirectly, in connection with, with respect to, or as a direct or indirect result of the failure of Borrowers to update or modify their Information Systems to accommodate and conform to the Year 2000 date change and/or fully comply with all Information System Laws including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Information System Laws, whether now known or unknown.

                                    Article 9
                                EVENTS OF DEFAULT

         9.1 Events of Default. Each of the following is an Event of Default hereunder:

         (a) If Borrower fails to pay any installment of interest or principal under any of the Notes when the same shall become due;

         (b) The dissolution, termination of existence, merger, consolidation or reorganization of any Borrower, subject to notice and a ten (10) business day right to cure;

         (c) If there occurs any default or Event of Default under any other term of this Agreement, any of the Notes, either of the Security Agreements, or any of the other Loan Documents relating hereto or thereto, subject to any applicable notice and/or cure periods set forth therein, if and as applicable;

         (d) The commencement of levy, execution or attachment proceedings against any Borrower, or any principal thereof, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer (and such appointment continues for a period of thirty (30) days in the case of an involuntary proceeding), or the insolvency, in the bankruptcy or equity sense, of any Borrower or any principal thereof;

         (e) The assignment for the benefit of creditors, or the admission in writing of any inability to pay any debts generally as they become due, or ordering the winding up or liquidation of its affairs, by any Borrower or any principal thereof, or the commencement of a case by or against any Borrower or any principal thereof, under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar law, state or federal;

         (f) The determination by any Borrower or any principal thereof, to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, provincial, state or federal, including without limitation the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for it or for any of its respective property or assets;

         (g) There shall have occurred any material adverse change in the financial condition of any Borrower, subject to notice and a ten (10) business day right to cure;

         (h) The issuing of any attachment or garnishment, or the filing of any lien against the Collateral, or the pledge, assignment, transfer or granting of a security interest by any Borrower of any equity in any of the Collateral without the written consent of the Lender, subject to notice and a ten (10) business day right to cure;

         (i) The taking of possession of any substantial part of the property of any Borrower at the instance of any Governmental Authority, subject to notice and a ten (10) business day right to cure;

         (j) Falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of the Borrower in connection with the Loans;

         (k) If the Borrower shall have failed to comply with any other agreement, covenant, condition, provision or term contained in this Agreement, subject to notice and a ten (10) business day right to cure;

         (l) There shall be entered against any one or more of the Borrowers, one or more judgments or decrees in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate, which remain unsatisfied for a period of thirty (30) days or which are not appealed and transferred to bond within thirty
(30) days of entry of the same;

         (m) There shall occur an Event of Default by any Borrower in the performance of its obligations under the Indebtedness, or under any other loan agreement with the Lender and/or any other lender, subject to any applicable notice and/or cure period set forth therein, if and as applicable;

         (n) If any change or event shall occur which in Lender's judgment impairs any security for the Loans, increases Lender's risk in connection with the Loans, or indicates that Borrower may be unable to perform their respective obligations under any of the Loan Documents, provided, that within thirty (30) days after demand from Lender, Borrower does not deposit with Lender as part of the Collateral, additional property which is satisfactory to Lender.

                                   Article 10
                                    SET-OFFS

         In addition to any other rights the Lender may have at law or in equity, if any Borrower becomes insolvent howsoever evidenced, or any Event of Default occurs and is continuing, any indebtedness from the Lender to any Borrower or all Borrowers, and any other property of any Borrower or all Borrowers held by the Lender, may be set-off and applied towards the payment of the Indebtedness of the Borrower under this Agreement (including, but not limited to all Indebtedness evidenced by the Notes) to the Lender, including, without limitation, any note payable to the Lender, whether or not such Indebtedness of the Borrower to the Lender on such note or any part thereof shall then be due.

                                   Article 11
                      LENDER'S REMEDIES IN EVENT OF DEFAULT

         11.1 Upon the occurrence of any Event of Default, subject only to any notice requirement and grace period expressly provided in the Notes, the Security Agreements, or any other Loan Documents, if any, the Lender shall be entitled to all of its rights and remedies hereunder, at law or in equity and under the Notes, the Security Agreements, and any of the other Loan Documents, including, without limitation, the right to declare the outstanding principal balance of the Notes, the accrued interest thereon, and all other obligations of the Borrower to the Lender under this Agreement, the other Loan Documents or otherwise to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, and the Lender's obligation to make any additional Advances hereunder shall be permanently terminated.

         11.2 All of the remedies herein given to Lender or otherwise available to it shall be cumulative and may be exercised concurrently. Failure to exercise any of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies which shall be vested in Lender by this Agreement or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein; but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon.

                                   Article 12
                               TAX INDEMNIFICATION

         Borrower hereby agree to and do hereby jointly and severally indemnify and hold harmless Lender of and from any and all liability in connection with payment of any and all intangible, documentary stamp, transfer, recording and other taxes due and owing to the States of Florida, Delaware, Virginia, Alabama and Illinois, and all other applicable jurisdictions in connection with the execution, delivery and/or enforcement of this Agreement, the Notes, the Security Agreements, and all associated Loan Documents, together with all penalties and interest associated therewith, if any. Accordingly, Borrowers do hereby authorize Lender to reimburse itself for any such taxes that Lender pays upon behalf of Borrower from the proceeds under the Note, in the event Lender, at any time, in its sole discretion, deems it necessary to pay such taxes, together with any penalties and interest associated therewith. This indemnification shall survive repayment of the Loans.

                                   Article 13
                    CROSS-DEFAULT AND CROSS-COLLATERALIZATION

         It is agreed, acknowledged and understood that the Loans, as evidenced by the Notes and the Loan Documents, are cross-defaulted such that an event of default by Borrower under any of the Notes or any of the Loan Documents shall be and constitute a default under all of the Notes, this Agreement and all of the Loan Documents entitling Lender to exercise all remedies provided herein and in the Loan Documents in connection with the Notes, the Indebtedness and all obligations associated therewith.

         It is additionally agreed, acknowledged and understood that the Loans, as evidenced by the Notes and the Loan Documents, are cross-collateralized such that no collateral which secures the Loans shall be released without the Lender's prior written consent, which consent shall be in Lender's sole and absolute discretion, until such time as all of the Notes are paid and satisfied in full.

                                   Article 14
               LOAN RESERVE - LANDLORD'S WAIVER OF LIEN AGREEMENTS

         Notwithstanding anything to the contrary set forth in this Agreement or the Credit Facility Letter, Borrower shall use its best efforts to obtain Landlord's Waiver of Lien Agreements from each Landlord at or prior to Closing. In the event Borrower is unable to obtain said Agreement from each Landlord, then and in that event a reserve from the Loan shall be established at Closing equal to three (3) months rent and additional rent and applicable sales tax under the applicable lease for each Landlord failing to provide Lender with the Landlord's Waiver of Lien Agreement in form and content satisfactory to Lender and its counsel. Said reserve will be held during the term of the Loan and shall reduce the outstanding amount available to Borrower under the Loan on a dollar for dollar basis. If Borrower is in default under any applicable Lease and fails to cure any monetary default within any cure period available under the terms of the applicable Lease, if any, Lender shall, upon three (3) days prior written notice to Borrower, have the option, but not the obligation, to cure the monetary default to the applicable Landlord and charge the Loan for said payment, provided, however, that Lender shall not exercise the aforesaid option in the event Borrower disputes the default claimed by Landlord and pays the same into the registry of the court having jurisdiction of the dispute. Borrower upon receipt shall provide Lender with copies of all notices of default received from any Landlord at each business location of Borrower.


                                   Article 15
                                  MISCELLANEOUS

         15.1 Verification of Facts. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

         15.2 No Levy or Attachment. No part of the Loans will be, at any time, subject or liable to attachment or levy at the suit of any creditor of any Borrower or of any other interested party, or at the suit of any contractor, subcontractor, sub-subcontractors or materialman, or any of their creditors.

         15.3 Severability. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly, and if any clause or provision herein contained operates or would operate to invalidate this Agreement in part, then the invalid part of said clause or provisions only shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

         15.4 Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver, and shall never be construed as such, and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated except by instrument in writing, signed by the parties hereto.

         15.5 Entire Agreement. This Agreement and the documents expressly referred to herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing duly executed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

         15.6 No Violation. Anything in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         15.7 Notices. All notices given hereunder shall be in writing and addressed as follows:

           (a)      Lender:          NATIONAL BANK OF CANADA
                                     5100 Town Center Circle, Suite 430
                                     Boca Raton, Florida 33486
                                     Attention: Frank H. D'Alto, Vice President

                    with copy to:    Gary S. Singer, Esquire
                                     MOMBACH, BOYLE & HARDIN, P.A.
                                     500 East Broward Boulevard, Suite 1950
                                     Fort Lauderdale, Florida 33394

           (b)      Borrower:        PALLET MANAGEMENT SYSTEMS, INC.
                                     PALLET RECYCLING TECHNOLOGIES, INC.
                                     ABELL LUMBER CORPORATION d/b/a PALLET
                                     MANAGEMENT SYSTEMS
                                     PALLET MANAGEMENT SYSTEMS OF ALABAMA, INC.
                                     PALLET MANAGEMENT SYSTEMS OF ILLINOIS, INC.
                                     One South Ocean Boulevard, Suite 305
                                     Boca Raton, Florida 33432
                                     ATTN: Zachary Richardson, President

                    with copy to:    Donald E. Kubit, Esquire
                                     FOWLER, WHITE, BURNETT, HURLEY,
                                     BANICK & STRICKROOT, P.A.
                                     NationsBank Tower, Seventeenth Floor
                                     100 Southeast Second Street
                                     Miami, Florida 33131

         15.8 Reproduction of Documents. This Agreement, the Loan Documents and all other documents relating hereto or thereto may be reproduced by the Lender, and, the Lender may destroy any original documents so reproduced. The Borrowers agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any jurisdiction or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile, or further reproduction of said document shall likewise be admissible in evidence.

         15.9 No Partnership or Control. In no event shall the Lender's rights hereunder or under any of the Loan Documents grant the Lender the right to or be deemed to indicate that the Lender is in control of the business, management or properties of the Borrower, or has power over the daily management functions and operating decisions made by the Borrower. The Lender is the Lender only and shall not be considered a shareholder, joint venturer or partner of the Borrowers.

         15.10 Headings. The headings preceding the text of the sections of this Agreement are used solely for convenience of reference and shall not affect the meaning, construction, or effect of this Agreement.

         15.11 Assignment or Participation by Lender. Lender shall have the right at any time to convey or assign the Loans or any portion thereof, and, additionally, shall have the right to sell a participation in the Loans to another lending institution at any time that the Loans are outstanding, in any amount as solely determined by Lender, and Lender is hereby authorized to release all financial information of the Borrower to said assignee or participating lender(s).

         15.12 No Assignment by Borrower. Borrower shall not assign this Agreement without the prior written consent of Lender, and any assignment in violation hereof shall be of no force and effect and shall constitute an Event of Default herein. Subject to the previous sentence, this Agreement shall extend to and bind the parties hereto, and their respective successors and assigns.

         15.13 Survival of Representations and Warranties. Except as otherwise noted herein, all covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the respective dates of effectiveness thereof and shall continue in full force and effect so long as the Loan Documents, or any of them, remain in effect or any of the obligations evidenced thereby are outstanding and unpaid.

         15.14 Conflicts. In the event of any conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of the Credit Facility Letter, the Notes, the Security Agreements or any other Loan Documents, the provisions of this Agreement shall control and prevail.

         15.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Any term used herein shall be equally applicable to both the singular and plural forms.

         15.16 Expenses. Borrower will pay all reasonable out-of-pocket expenses incurred by Lender in connection with the preparation of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), the making of the Loans, the enforcement and protection in any legal or equitable proceeding of the rights of the Lender in connection with the Loan Documents, and in connection with any action or claim under the Loan Documents including the Notes, or in any way related thereto, including, without limitation, the reasonable fees and disbursements of counsel of the Lender.

         15.17 No Usury. It is the intention of the parties hereto to comply with the usury laws of applicable governmental authorities; accordingly, it is agreed that, notwithstanding any provision to the contrary in the Notes, this Loan Agreement or any of the other documents securing payment thereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. In determining the maximum rate allowed, Lender may take advantage of any state or federal law, rule or regulation in effect from time to time which may govern the maximum rate of interest which may be charged. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Notes, this Loan Agreement or in any of the other documents securing payment thereof or otherwise relating hereto, then in such event: (a) the provisions of this paragraph shall govern and control; (b) neither Borrower nor their heirs, personal representatives, successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law; (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Notes or refunded to Borrower; and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws.

         15.18 Waiver. The Borrower hereby waives any right to require a proceeding first against any other party providing collateral, or to exhaust any security for the performance of the Indebtedness. The Borrower further covenants that no security now or subsequently held by the Lender for the payment of the Indebtedness evidenced by the Notes made by Borrower under this Agreement, or for the payment of any other Indebtedness of Borrower to the Lender under this Agreement or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Lender in respect of such security (excluding fraud, gross negligence or willful misconduct), shall affect in any manner whatsoever the unconditional obligation of the Borrower under this Agreement and the Notes, and the Lender may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of the Borrower under this Agreement and the Notes.

         Without limiting the generality of the foregoing, such obligations, and the rights of the Lender to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrower or others, or (ii) any change in the ownership of any of the capital stock of the Borrower or any other party providing collateral for any of the Indebtedness, or any of their respective affiliates.

         The Borrowers hereby waive to the fullest extent possible under applicable law:

                  (a) any defense based upon the doctrine of marshaling of assets or upon an election of remedies by the Lender, including, without limitation, an election to proceed by nonjudicial rather than judicial foreclosure;

                  (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and

                  (c) any other event or action (excluding the Borrower's compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement, the Notes or any other Loan Documents.

         15.19 Indemnification. The Borrowers shall jointly and severally indemnify and hold harmless the Lender, and its directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which it may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the Notes, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loans hereunder.

         15.20 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal statutes and laws of the State of New York (other than with respect to conflicts of laws), but giving effect to federal laws applicable to national banks to the extent applicable, except as required by mandatory provisions of laws and except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

         15.21 THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK, AND AGREE THAT ALL SUMMONS AND OTHER COURT PROCESS ISSUED BY SAID COURTS MAY BE SERVED UPON THE BORROWERS, WITHIN OR OUTSIDE OF SAID COURTS' TERRITORIAL JURISDICTION, BY MAILING THE SAME, BY REGISTERED OR CERTIFIED MAIL, OR BY PERSONAL SERVICE, TO THE BORROWERS AT THEIR ADDRESS SPECIFIED HEREIN.

         IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NO SUIT OR ACTION SHALL BE COMMENCED BY ANY BORROWER, OR BY ANY SUCCESSOR, PERSONAL REPRESENTATIVE OR ASSIGN OF ANY BORROWER, WITH RESPECT TO THE LOANS, THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OTHER THAN IN A STATE COURT OF COMPETENT JURISDICTION IN AND FOR NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN THE UNITED STATES IN WHICH THE PRINCIPAL PLACE OF BUSINESS OF THE LENDER IN THE STATE OF NEW YORK IS SITUATED, AND NOT ELSEWHERE. NOTHING CONTAINED IN THIS PARAGRAPH SHALL PROHIBIT THE LENDER FROM INSTITUTING SUIT IN ANY COURT OF COMPETENT JURISDICTION FOR THE ENFORCEMENT OF ITS RIGHTS HEREUNDER, IN THE NOTES, IN THE SECURITY AGREEMENTS OR IN ANY OTHER LOAN DOCUMENT.

         WAIVER OF JURY TRIAL. LENDER AND BORROWERS HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED OR TO BE EXECUTED IN CONJUNCTION HEREWITH, UNDER ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN ACCEPTING THIS AGREEMENT, AND, THAT THE LENDER WOULD NOT HAVE ACCEPTED THIS AGREEMENT WITHOUT THIS JURY TRIAL WAIVER, AND, THAT THE UNDERSIGNED HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THIS JURY TRIAL WAIVER, AND, UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Signed, sealed and delivered in      BORROWER:
the presence of:
                                     PALLET MANAGEMENT SYSTEMS, INC.,
                                     a Florida corporation

---------------------------
                                     By: ___________________________________
___________________________                 Zachary Richardson, President

                                                   (Corporate Seal)



                                     PALLET RECYCLING TECHNOLOGIES,
                                     INC., a Delaware corporation

---------------------------
                                     By: ___________________________________
___________________________                 Zachary Richardson, President

                                                    (Corporate Seal)

                                     ABELL LUMBER CORPORATION, a
                                     Virginia corporation d/b/a PALLET
                                     MANAGEMENT SYSTEMS

---------------------------
                                     By: ___________________________________
___________________________                 Zachary Richardson, President

                                                   (Corporate Seal)

                                     PALLET MANAGEMENT SYSTEMS OF
                                     ALABAMA, INC., an Alabama corporation

---------------------------
                                     By: ___________________________________
___________________________                 Zachary Richardson, President

                                                    (Corporate Seal)

                                     PALLET MANAGEMENT SYSTEMS OF
                                     ILLINOIS, INC., an Illinois corporation

---------------------------
                                     By: ___________________________________
___________________________                 Zachary Richardson, President

                                                   (Corporate Seal)

                                     SECURED PARTY:

                                     NATIONAL BANK OF CANADA, a
                                     Canadian Chartered Bank


______________________________       By: ___________________________________
                                     Title: __________________________________
------------------------------


______________________________       By: ___________________________________
                                     Title: __________________________________
------------------------------

STATE OF NORTH CAROLINA                     )
COUNTY OF _______________                   )

         The foregoing instrument was acknowledged before me this _____ day of April, 1999, by ZACHARY RICHARDSON, as President of and on behalf of PALLET MANAGEMENT SYSTEMS, INC., a Florida corporation, PALLET RECYCLING TECHNOLOGIES, INC., a Delaware corporation, ABELL LUMBER CORPORATION, a Virginia corporation d/b/a PALLET MANAGEMENT SYSTEMS, PALLET MANAGEMENT SYSTEMS OF ALABAMA, INC., an Alabama corporation and PALLET MANAGEMENT SYSTEMS OF ILLINOIS, INC., an Illinois corporation who |_| is personally known to me or |_| produced his/her driver's license as identification.


                                        -------------------------------------
                                        NOTARY PUBLIC - State of North Carolina
                                        Print/Type/Stamp Name:
                                        Commission Expiration Date:
                                        Notary Seal:
STATE OF NEW YORK                   )
COUNTY OF __________                )

         The foregoing instrument was acknowledged before me this ___ day of ____________, 1999, by __________________________, as ______________ of and on
behalf of NATIONAL BANK OF CANADA, a Canadian Chartered Bank, who is personally known to me or who has produced a __________ driver's license as identification.


                                        -------------------------------------
                                        NOTARY PUBLIC - State of New York
                                        Print/Type/Stamp Name:
                                        Commission Expiration Date:
                                        Notary Seal:
STATE OF NEW YORK                   )
COUNTY OF __________                )

         The foregoing instrument was acknowledged before me this ___ day of ____________, 1999, by __________________________, as ______________ of and on
behalf of NATIONAL BANK OF CANADA, a Canadian Chartered Bank, who is personally known to me or who has produced a __________ driver's license as identification.


                                        -------------------------------------
                                        NOTARY PUBLIC - State of New York
                                        Print/Type/Stamp Name:
                                        Commission Expiration Date:
                                        Notary Seal:

                                    EXHIBITS
                                    --------


         Description                                                     Exhibit
         -----------                                                     -------


         Borrowing Base Certificate..........................................A

         Any corporate or fictitious names
         used with respect to Receivables....................................B

         Covenant Compliance Certificate.....................................C

         Period End Recapitulation Report....................................D

         Period End Accounts Receivable and
         Loan Reconciliation Report..........................................E

                                   EXHIBIT "B"

                          CORPORATE OR FICTITIOUS NAMES
                          -----------------------------
                        USED WITH RESPECT TO RECEIVABLES
                        --------------------------------



         Abell Lumber Corporation, a Virginia corporation, d/b/a Pallet Management Systems